EXHIBIT 4

EXECUTION COPY

          AMENDMENT NO. 2, dated as of July 31, 2003 (this “Amendment No. 2”), to the Credit Agreement dated as of February 26, 2003 (as amended, supplemented, amended and restated or otherwise modified from time to time) (the “Credit Agreement”) among Crown Holdings, Inc., Crown International Holdings, Inc. and Crown Cork & Seal Company, Inc., as Parent Guarantors (the “Parent Guarantors”), the Subsidiary Borrowers listed on the signature pages thereto (the “Subsidiary Borrowers”), Crown Cork & Seal Americas, Inc. as the U.S. borrower (the “U.S. Borrower”), Crown European Holdings S.A., as the Euro borrower (the “Euro Borrower” and together with the U.S. Borrower and the Subsidiary Borrowers, the “Borrowers”), Citicorp North America, Inc., as administrative agent (“Administrative Agent”), Citibank International plc, as U.K. administrative agent (the “U.K. Administrative Agent”) and the Requisite Lenders, Requisite Term B Euro Lenders, the Term B Dollar Lenders and the Additional Term B Dollar Lenders (as defined below) listed on the signature pages thereto. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement (as amended hereby).

          WHEREAS, the U.S. Borrower desires to create a new Class of Term B1 Dollar Loans under the Credit Agreement (the “Term B1 Dollar Loans”) having identical terms with, having the same rights and obligations under the Loan Documents as and in the same aggregate principal amount as, the Term B Dollar Loans, as set forth in the Credit Agreement and Loan Documents, except as such terms are amended hereby;

          WHEREAS, each Term B Dollar Lender who executes and delivers this Amendment No. 2 shall be deemed, upon effectiveness of this Amendment No. 2, to have exchanged its Term B Dollar Commitment and Term B Dollar Loans (which Term B Dollar Commitment and Term B Dollar Loans shall thereafter be deemed terminated) for a Term B1 Dollar Commitment (a “Term B1 Dollar Commitment”) and Term B1 Dollar Loans in the same aggregate principal amount as such Lender’s Term B Dollar Loans, and such Lender shall thereafter become a Term B1 Dollar Lender (each, a “Term B1 Dollar Lender”);

          WHEREAS, each Person who executes and delivers this Amendment No. 2 as an Additional Term B1 Dollar Lender (each, an “Additional Term B1 Dollar Lender”) will make Term B1 Dollar Loans on the effective date of this Amendment No. 2 (each, an “Additional Term B1 Dollar Loan”) to the U.S. Borrower, the proceeds of which will be used by the U.S. Borrower to repay in full the outstanding principal amount of Term B Dollar Loans of Term B Dollar Lenders who do not execute and deliver this Amendment No. 2.

          WHEREAS, the U.S. Borrower shall pay to each Term B Dollar Lender all accrued and unpaid interest on its Term B Dollar Loans to the date of effectiveness of this Amendment No. 2 on such date of effectiveness;

          NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                Section 1.     Amendments.

                (a)      Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of “Applicable Rate” in its entirety and replacing it with the definition set forth below. All references to “Applicable Rate” in the Credit Agreement shall hereafter be deemed to refer to the definition contained in this clause (i).

                “Applicable Rate” means, for any day, the applicable rate per annum set forth in the table below: (i) under the caption “ABR Revolving Dollar Spread”, in the case of ABR Revolving Dollar Loans, (ii) under the caption “ABR Term B1 Dollar Spread”, in the case of ABR Term B1 Dollar Loans, (iii) under the caption “Eurocurrency Revolving Loan Spread”, in the case of Eurocurrency Loans that are Revolving Loans, (iv) under the caption “Eurocurrency Term B1 Dollar Spread”, in the case of Eurocurrency Loans that are Term B1 Dollar Loans, and (v) under the caption “Eurocurrency Term B Euro Spread”, in the case of Eurocurrency Loans that are Term B Euro Loans:

ABR Revolving Dollar Spread	ABR Term B1 Dollar Spread	Eurocurrency Revolving Loan Spread	Eurocurrency Term B1 Dollar Spread	Eurocurrency Term B Euro Spread
3.00%	2.00%	4.00%	3.00%	4.25%

                (b)     Section 2.05 of the Credit Agreement is hereby amended by adding to the end of such Section new paragraphs (i) and (j) as follows:

(i) Notwithstanding the foregoing, 100% of the proceeds of all Term B1 Dollar Loans shall be used to repay Term B Dollar Loans.

(j) Notwithstanding the foregoing, any mandatory or optional prepayment of Term B1 Dollar Loans in either case that results in the prepayment of all, but not less than all, outstanding Term B1 Dollar Loans prior to July 31, 2004 with the proceeds of new term loans under this Agreement that have an applicable rate that is less than the Applicable Rate for Term B1 Dollar Loans as of the effective date of Amendment No. 2 to this Agreement may only be made if each Term B1 Dollar Lender is paid a prepayment premium of 1% of the principal amount of such Lender’s Term B1 Dollar Loans.

                (c)     Section 5.13 of the Credit Agreement is hereby amended by adding to the end of such Section a new sentence as follows:

Crown Holdings and each Borrower further covenant and agree that the proceeds of all Term B1 Dollar Borrowings hereunder will be used to refinance the existing Term B Dollar Loans.

                (d)     Section 10.19 of the Credit Agreement is hereby amended by replacing all references to “SSB Direct” in such Section with “Fixed Income Direct”, replacing references to the web address “oploanswebadmin@ssmb.com” in such Section to “oploanswebadmin@citigroup.com” and deleting paragraph (b) of such Section and replacing it with the following:

(b) Each Loan Party further agrees that the Administrative Agent may make the Communications available to the Lenders by posting the Communications on Intralinks, Fixed Income Direct or a substantially similar electronic transmission systems (the “Platform”). Each Loan Party acknowledges that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution.

                Section 2.     Definitions.

                As used in this Amendment No. 2, the following terms have the meanings specified below:

                “Additional Term B1 Dollar Commitment” means, with respect to an Additional Term B1 Dollar Lender, the commitment of such Additional Term B1 Dollar Lender to make Additional Term B1 Dollar Loans on the Amendment Effective Date, in an amount in Dollars set forth next to the signature of such Additional Term B1 Dollar Lender on this Amendment No. 2. The aggregate amount of the Additional Term B1 Dollar Commitments shall equal the outstanding principal amount of Term B Dollar Loans of Term B Dollar Lenders that do not execute and deliver this Amendment No. 2 on or prior to the Amendment Effective Date.

                “Additional Term B1 Dollar Lender” means a Person with an Additional Term B1 Dollar Commitment to make Additional Term B1 Dollar Loans to the U.S. Borrower on the Amendment Effective Date.

                “Additional Term B1 Dollar Loan” means a Loan in Dollars made pursuant to Section 3(b) of this Amendment No. 2 on the Amendment Effective Date.

                “Amendment Effective Date” means the date on which all conditions precedent set forth in Section 5 of this Amendment No. 2 are satisfied.

                “Term B1 Dollar Borrowing” means a Borrowing comprised of Term B1 Dollar Loans.

                “Term B1 Dollar Commitment” means, with respect to a Term B Dollar Lender, the agreement of such Term B Dollar Lender to exchange its Term B Dollar Loans for an equal aggregate principal amount of Term B1 Dollar Loans on the Amendment Effective Date, as evidenced by such Term B Lender executing and delivering this Amendment No. 2.

                “Term B1 Dollar Lender” means, collectively, (i) each Term B Dollar Lender that executes and delivers this Amendment No. 2 on or prior to the Amendment Effective Date and (ii) each Additional Term B1 Dollar Lender.

                “Term B1 Dollar Loan” means a Loan in Dollars made pursuant to Section 3(a) or (b) of this Amendment No. 2 on the Amendment Effective Date.

                Section 3.     Term B1 Dollar Loans.

                (a)     Subject to the terms and conditions hereof, each Term B Dollar Lender with a Term B1 Dollar Commitment severally agrees to exchange its Term B Dollar Loans for a like principal amount in Dollars of Term B1 Dollar Loans on the Amendment Effective Date.

                (b)     Subject to the terms and conditions hereof, each Additional Term B1 Dollar Lender severally agrees to make Additional Term B1 Dollar Loans in Dollars to the U.S. Borrower on the Amendment Effective Date in a principal amount not to exceed its Term B1 Dollar Commitment on the Amendment Effective Date. The U.S. Borrower shall prepay all Term B Dollar Loans of Term B Dollar Lenders that do not execute and deliver this Amendment No. 2 on the Amendment Effective Date with the gross proceeds of the Additional Term B1 Dollar Loans.

                (c)     The U.S. Borrower shall pay all accrued and unpaid interest on the Term B Dollar Loans to the Term B Dollar Lenders on the Amendment Effective Date and any breakage loss or expense under Section 2.17. The Amendment Effective Date shall be deemed the first day of a new Interest Period with respect to the Term B1 Dollar Loans made on the Amendment Effective Date.

                (d)     The Term B1 Dollar Loans shall have the same terms as the Term B Dollar Loans as set forth in the Credit Agreement and Loan Documents, except as modified by Section 1 of this Amendment No. 2, and all references to “Term B Dollar Loans”, “Term B Dollar Lenders” and “Term B Dollar Borrowings” (except as such references apply to Term B Dollar Loans which were made on the Effective Date) therein shall be deemed to be references to the “Term B1 Dollar Loans”, “Term B1 Dollar Lenders” and “Term B1 Dollar Borrowings”, respectively. For avoidance of doubt, the Term B1 Dollar Loans (and all principal, interest and other amounts in respect thereof), will constitute “U.S. Obligations” under the Credit Agreement and Loan Documents and shall have the same rights and obligations under the Credit Agreement and Loan Documents as the Term B Dollar Loans.

                (e)     The Administrative Agent and the U.K. Administrative Agent are hereby authorized, at their discretion, to enter into an Amended and Restated Credit Agreement with the Parent Guarantors and the Borrowers to reflect the terms of this Amendment No. 2 and any previous amendments to the Credit Agreement. It is the intent of this Amendment No. 2 that the defined terms in Section 2 hereof are added to Section 1.01 of the Credit Agreement and that the provisions in Section 3 of this Amendment No. 2 are added to Article II of the Credit Agreement.

                Section 4.     Representations and Warranties. Each of the Parent Guarantors and the Borrowers represent and warrant to the Lenders as of the date hereof that:

                (a)     The execution and delivery of this Amendment No. 2 by the Borrowers and the Parent Guarantors has been duly authorized.

                (b)     Neither the execution or delivery by any of the Borrowers or any of the Parent Guarantors of this Amendment No. 2, nor compliance by any of them with the terms and provisions hereof, (i) will contravene any applicable provision of any law, statute, rule or regulation, or any order, writ, injunction or decree of any court or Governmental Authority, (ii) will conflict or be inconsistent with, or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement or any other material agreement, contract or instrument to which any of them or any of their respective Subsidiaries is a party or by which their or any of their respective Subsidiaries’ property or assets is bound or to which they or any of their respective Subsidiaries may be subject, or (iii) will violate any provision of their respective certificates of incorporation or bylaws (or equivalent organizational or other charter documents) or the certificate of incorporation or bylaws (or equivalent organizational or other charter documents) of any of their respective Subsidiaries.

                (c)     Before and after giving effect to this Amendment No. 2, the representations and warranties set forth in the Credit Agreement, are true and correct in all respects with the same effect as if made on the Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date.

                (d)     At the time of and after giving effect to this Amendment No. 2, no Default or Event of Default has occurred and is continuing.

                Section 5.     Conditions to Effectiveness.  This Amendment No. 2 shall become effective on the date on which each of the following conditions is satisfied:

                (a)     The Administrative Agent (or its counsel) shall have received from (A) Lenders constituting (i) the Requisite Lenders, (ii) the Requisite Term B Euro Lenders, and (iii) each Term B Dollar Lender, or in lieu of one or more Term B Dollar Lenders, one or more Additional Term B1 Dollar Lenders providing Additional Term B1 Dollar Commitments in an amount sufficient to repay all of the principal of the Term B Dollar Loans owed to such non-consenting Term B Dollar Lenders, and (B) each of the other parties hereto, either (i) a counterpart of this Amendment No. 2 signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Amendment No. 2) that such party has signed a counterpart of this Amendment No. 2;

                (b)     The U.S. Borrower shall have provided the Administrative Agent with a Borrowing Request two Business Days prior to the Amendment Effective Date with respect to the borrowing of Term B1 Dollar Loans on the Amendment Effective Date;

                (c)     Each Term B1 Dollar Lender shall have received, if requested, one or more Notes payable to the order of such Lender duly executed by the U.S. Borrower in substantially the form of Exhibit F-1 to the Credit Agreement, as modified by this Amendment No. 2, evidencing its Term B1 Dollar Loans;

                (d)     The U.S. Borrower shall have paid to all Term B Lenders simultaneously with the making of Term B1 Dollar Loans hereunder all accrued and unpaid interest on the Term B Dollar Loans to the Amendment Effective Date;

                (e)     The U.S. Borrower shall have paid to the Administrative Agent all reasonable costs and expenses (including, without limitation the reasonable fees, charges and disbursements of Cahill Gordon & Reindel llp, counsel for the Agents) of the Agents; and

                (f)     All corporate and other proceedings taken or to be taken in connection with this Amendment No. 2 and all documents incidental thereto, whether or not referred to herein, shall be satisfactory in form and substance to the Agents.

                Section 6.     Expenses.  The U.S. Borrower agrees to reimburse the Administrative Agent for its and the other Agents’ out-of-pocket expenses incurred by them in connection with this Amendment No. 2, including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP, counsel for the Agents.

                Section 7.     Counterparts.  This Amendment No. 2 may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment No. 2 by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

                Section 8.     Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                Section 9.     Headings.  The headings of this Amendment No. 2 are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

                Section 10.     Effect of Amendment.  Except as expressly set forth herein, this Amendment No. 2 shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

                IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 be duly executed as of the date first above written.

CROWN CORK & SEAL AMERICAS, INC.,
as the U.S. Borrower

By: /s/ Patrick D. Szmyt
Name: Patrick D. Szmyt
Title: Senior Vice President

CROWN EUROPEAN HOLDINGS S.A.,
as the Euro Borrower

By: /s/ Howard Lomax
Name: Howard Lomax
Title: Director Generale

CROWN HOLDINGS, INC.,
as a Parent Guarantor

By: /s/ Timothy J. Donahue
Name: Timothy J. Donahue
Title: Senior Vice President - Finance

CROWN INTERNATIONAL HOLDINGS, INC.,
as a Parent Guarantor

By: /s/ Alan W. Rutherford
Name: Alan W. Rutherford
Title: President

CROWN CORK & SEAL COMPANY, INC.,
as a Parent Guarantor

By: /s/ Timothy J. Donahue
Name: Timothy J. Donahue
Title: Senior Vice President - Finance

CITICORP NORTH AMERICA, INC.,
as Administrative Agent and a Lender

By: /s/ Arnold Y. Wong
Name: Arnold Y. Wong
Title: Vice President

CITIBANK INTERNATIONAL plc,
as U.K. Administrative Agent and a Lender

By: /s/ Paul Gibbs
Name: Paul Gibbs
Title: Vice President